UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 29, 2024
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 29, 2024, iRhythm Technologies, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 29,847,572 shares of the Company’s common stock, representing approximately 95.9% of the shares of the Company’s common stock entitled to vote as of April 3, 2024, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 11, 2024.
Proposal 1 – Election of Directors. The following nominees were elected as directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Quentin S. Blackford	27,569,985	767,356	1,510,231
Abhijit Y. Talwalkar	24,920,442	3,416,899	1,510,231
C. Noel Bairey Merz, M.D.	26,936,789	1,400,552	1,510,231
Bruce G. Bodaken	20,502,238	7,835,103	1,510,231
Karen Ling	27,171,913	1,165,428	1,510,231
Mojdeh Poul	28,140,166	197,175	1,510,231
Mark J. Rubash	27,674,616	662,725	1,510,231
Ralph Snyderman, M.D.	27,629,539	707,802	1,510,231
Brian Yoor	28,140,492	196,849	1,510,231

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024 was ratified. The following sets forth the results of the voting with respect to this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,700,605	113,942	33,025	—

Proposal 3 - Advisory Vote on the Compensation of our Named Executive Officers. The stockholders voted against, on a non-binding advisory basis, the approval of the compensation of our named executive officers. The following sets forth the results of the voting with respect to this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,811,197	14,494,735	31,409	1,510,231

Proposal 4 - Approval of an Amendment to our Amended and Restated Certificate of Incorporation. The stockholders voted for the approval of the proposed amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to the Delaware General Corporation Law. The following sets forth the results of the voting with respect to this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,028,079	2,279,930	29,332	1,510,231

Proposal 5 - Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers. The stockholders voted for, on a non-binding advisory basis, a frequency of one year for future advisory votes on the compensation of our named executive officers. The following sets forth the results of the voting with respect to this proposal:

1 Year	2 Year	3 Year	Abstentions	Broker Non-Votes
27,870,258	92,937	338,571	35,575	1,510,231

Item 9.01 Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: May 30, 2024	By:	/s/ Quentin S. Blackford
Quentin S. Blackford
Chief Executive Officer